AGREEMENT

This Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of February 17, 2015, by and among HLSS Holdings, LLC, a Delaware limited liability company, individually and in its capacity as Administrator and as Servicer (on and after the MSR Transfer Date) (“HLSS”), HLSS Servicer Advance Facility Transferor, LLC (the “Depositor”), and Deutsche Bank National Trust Company, in its capacity as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (the “Trustee”).

Reference is made to the Sixth Amended and Restated Indenture, dated as of January 17, 2014, by and among HLSS Servicer Advance Receivables Trust, as Issuer, the Trustee, HLSS, Ocwen Loan Servicing, LLC as Servicer (before the MSR Transfer Date) and Subservicer (on and after the MSR Transfer Date) (“OLS”), Barclays Bank PLC, as Administrative Agent, Wells Fargo Securities, LLC, as Administrative Agent and Credit Suisse AG, New York Branch, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Indenture”). All terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Indenture.

WHEREAS, on January 23, 2015, the Trustee received a letter from counsel to BlueMountain Capital Management, LLC (“BlueMountain”), in which it represented that it is the investment manager of funds that hold certain Series 2012-T2 and Series 2013-T3 Notes (the “BlueMountain Letter”);

WHEREAS, the Trustee has requested that BlueMountain provide certification of the Series and amounts of Notes, if any, for which it is the investment manager of a Note Owner, but has not yet received such certification;

WHEREAS, BlueMountain has publicly stated that it has taken a “short position” on behalf of certain funds (i) in the stock of Home Loan Servicing Solutions, Ltd., an affiliate of HLSS, and (ii) in the stock of Ocwen Financial Corporation;

WHEREAS, the BlueMountain Letter alleges that Events of Default exist, relating to alleged conduct by OLS in its capacity as Servicer and/or Subservicer (the “BlueMountain Allegations”);

WHEREAS, both HLSS and OLS have denied and continue to deny the BlueMountain Allegations, and assert that no Event of Default exists;

WHEREAS, on January 28, 2015, the Trustee notified the Noteholders and other parties to the Indenture of its receipt of the BlueMountain Letter and certain related correspondence (the “January 28 Trustee Notice”);

WHEREAS, (a) no Noteholder, Note Owner or investment manager, other than BlueMountain, has informed the Trustee that it agrees with the BlueMountain Allegations, and (b) the Administrative Agents and certain Noteholders have informed the Trustee that they do not agree with the BlueMountain Allegations;

WHEREAS, the Trustee is reviewing the BlueMountain Allegations, but has not reached final conclusions regarding their effect, if any, under the Indenture;

WHEREAS, the Indenture provides that on any day on which an Event of Default shall have occurred and shall be continuing at the opening of business on such day, the Note Interest Rate for any Class of Notes issued prior to the Sixth Amendment Effective Date shall equal the interest rate applicable to such Class of Notes when no Facility Early Amortization Event or an Event of Default shall have occurred and shall be continuing (such rate, the “Non-FAE Note Interest Rate”) plus 3.0% (such rate, the “FAE Note Interest Rate”);

WHEREAS, under Section 1.1 of the Indenture, a Facility Early Amortization Event may occur when an Event of Default occurs;

WHEREAS, under Section 4.5 of the Indenture, Available Funds are allocated and distributed in different sequences if: (a) a Facility Early Amortization Event has not occurred, or if occurred, has been waived (the “Regular Waterfall”), or (b) a Facility Early Amortization Event has occurred and is continuing unwaived (the “FAE Waterfall”);

WHEREAS, a change from the Regular Waterfall to the FAE Waterfall materially affects the rights of Noteholders inter se, HLSS, and other parties in interest to the Indenture;

WHEREAS, BlueMountain has informed the Trustee that BlueMountain is considering initiating a proceeding in a court of competent jurisdiction unless the Trustee acts in response to the BlueMountain Letter;

WHEREAS, the Trustee has informed HLSS that in light of the foregoing, it is considering inter alia initiating a proceeding in a court seeking a judicial determination as to the BlueMountain Allegations and their effect, if any, under the Indenture (a “Judicial Determination Proceeding”);

WHEREAS, HLSS has informed the Trustee that, subject to certain conditions, it believes that it is in the best interests of Note Owners and other parties in interest to the Indenture for the Trustee to refrain from initiating a Judicial Determination Proceeding;

WHEREAS, HLSS and OLS have informed the Trustee that they will make reasonable efforts to cooperate with the Trustee in its review of the BlueMountain Allegations and their effect, if any, under the Indenture;

NOW, THEREFORE, in consideration of the premises and of the agreements set forth below, the Trustee, HLSS and the Depositor agree as follows:

1. Definitions.

“Final Determination Order” shall mean, an order of a court of competent jurisdiction that has not been stayed (whether or not the proceeding before such court is a Judicial Determination Proceeding) determining whether an Event of Default exists under the Indenture or determining the disposition of any amount withheld from distribution under Section 3.

“Interest Accrual Differential” shall mean, with respect to any Interest Accrual Period relating to any Payment Date beginning with the Payment Date on February 17, 2015 and any Class of Notes issued prior to the Sixth Amendment Effective Date, an amount equal to the excess of (a) the Interest Payment Amount for such Class of Notes assuming the Note Interest Rate for such Class for the related Interest Accrual Period is equal to the related FAE Note Interest Rate over (b) the Interest Payment Amount for such Class of Notes assuming the Note Interest Rate for such Class for the related Interest Accrual Period is equal to the related Non-FAE Note Interest Rate.

“Party” or “Parties” shall mean, as applicable, any or all of the Trustee, the Depositor, and/or HLSS.

“Trustee Incremental Expenses” shall mean, reasonable and documented third party fees and expenses (including, without limitation, attorney or other professional fees and expenses) actually incurred by the Trustee in connection with the negotiation, preparation, execution and performance of this Agreement, including without limitation the establishment and accounting for withholding and disbursing funds in accordance with Section 3 hereof.

2.     Forbearance in Initiating Judicial Determination Proceeding.

The Trustee shall forbear from initiating any Judicial Determination Proceeding or any other judicial proceeding with respect to the BlueMountain Allegations during the term of this Agreement, provided, however, that nothing in this Agreement shall be deemed to prohibit the Trustee from appearing in and asserting any position regarding the BlueMountain Allegations and their effect under the Indenture in any legal proceeding that was not initiated by the Trustee. For the avoidance of doubt, an assertion of a claim, counterclaim, cross-claim, motion or other pleading filed by the Trustee in a proceeding that was not initiated by the Trustee shall not be deemed to constitute a Judicial Determination Proceeding.

3. Withholding of Funds from Distribution.

(a)    HLSS and the Depositor consent and authorize the Trustee to withhold from distribution, from Available Funds otherwise distributable to the Depositor, as holder of the Owner Trust Certificate, pursuant to Section 4.5(a)(1)(xi) of the Indenture on each Payment Date or pursuant to Section 4.4(g) on each Interim Payment Date occurring on or before the termination of this Agreement, the following amounts:

(i)    the excess of (x) the Interest Accrual Differential for the related Interest Accrual Period over (y) amounts previously withheld pursuant to this Section 3(a)(i) with respect to such Interest Accrual Period; and

(ii)    the Trustee Incremental Expenses.

(b)    The Trustee shall have no obligation to segregate or invest any amount withheld from distribution under Section 3(a). The Trustee shall retain any and all rights under the Indenture or applicable law in respect of any amount withheld from distribution under Section 3(a), but this provision does not give the Trustee greater rights to any amount withheld from distribution than the Trustee would have been entitled to absent this Agreement.

(c)    Amounts withheld from distribution under Section 3(a) may be disbursed by the Trustee only:

(i)    to be paid to the Depositor, as holder of the Owner Trust Certificate, upon termination of this Agreement or pursuant to the written agreement of the Trustee and the Depositor;

(ii)    upon a determination by the Trustee that the FAE Note Interest Rate was not in effect for any Interest Accrual Period based on the BlueMountain Allegations, to pay the Interest Accrual Differential for such Interest Accrual Period to the Depositor, as holder of the Owner Trust Certificate;

(iii)    upon a determination by the Trustee, in accordance with the Indenture, that the FAE Note Interest Rate is in effect for any Interest Accrual Period based on the BlueMountain Allegations, to pay any Interest Accrual Differential for such Interest Accrual Period to the Holders of any Notes entitled thereto pursuant to the Indenture, determined as of the Record Date in respect of such Payment Date; provided, however, that the Trustee shall not make any such payment until the first Payment Date that is at least ten (10) Business Days after the Trustee has given HLSS, the Depositor, and OLS written notice of such determination;

(iv)    upon a Final Determination Order, in accordance with such Final Determination Order, but not earlier than the fifth (5th) Business Day after the entry of the Final Determination Order;

(v)    to be paid into a court of competent jurisdiction, or otherwise retained or segregated, in accordance with the rules and/or orders of such court;

(vi)    upon a redemption of any Note to pay to the Depositor, as holder of the Owner Trust Certificate, the Interest Accrual Differential for each Interest Accrual Period for which amounts have been withheld pursuant to Section 3(a), to the extent so withheld on account of such Note; or

(vii)    to pay, or reimburse the Trustee for the payment of, Trustee Incremental Expenses.

(d)    The amounts withheld from distribution pursuant to Section 3(a) above are being withheld solely in connection with the BlueMountain Allegations and not for any other reason or purpose whatsoever. Thus, for example, these funds are expressly not a reserve against any alleged default based on matters not raised in the BlueMountain Letter or based on events or circumstances arising subsequent to the BlueMountain Letter

(e)    HLSS and the Depositor agree that the Trustee is fully authorized to retain, hold and disburse all amounts referenced in this Section 3 in accordance with this Agreement. HLSS and the Depositor fully and forever waive, release and discharge any claims, demands, damages, actions, causes of action or suits of any kind or nature whatever that they may have or may hereafter have against the Trustee or any of its affiliates, which arise out of or in any way relate to any and all injuries and damages of any kind resulting from or relating to: (i) the negotiation and execution of this Agreement by the Parties, and (ii) the withholding or disbursement of amounts in accordance with this Section 3.

The foregoing release extends to all claims whether or not claimed or suspected and constitute a waiver of each and all the provisions of the California Civil Code, Section 1542 (to the extent it would be applicable), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4. No Admissions; Waivers; Amendments of Indenture.

(a)    Nothing in this Agreement is intended as, or shall be deemed to constitute, an admission by any Party or OLS as to the BlueMountain Allegations or their effects under the Indenture.

(b)    Nothing in this Agreement is intended as, or shall be deemed to constitute, a waiver by Trustee of any right, remedy, trust or power conferred upon the Trustee under the Indenture and applicable law, including, without limitation, any right or rights of the Trustee to declare or notify any person of the occurrence of any default, Event of Default, Facility Early Amortization Event, to accelerate the Notes, or to implement the FAE Waterfall, in each case in accordance with the terms and conditions of the Indenture. Certain rights, remedies, trusts or powers conferred upon the Trustee under applicable law may only be exercised, however, consistent with the terms of this Agreement.

(c)    Nothing in this Agreement is intended as, or shall be deemed to constitute, a waiver, amendment or modification, or agreement as to the interpretation, of any provision of the Indenture. In the event of a conflict between (i) any description or characterization set forth in the WHEREAS clauses herein of the terms of the Indenture and (ii) the terms of the Indenture itself, the Indenture shall control and the Parties agree that such descriptions and characterizations may not be used in any judicial proceeding or otherwise.

5. Termination of Agreement.

(a)    This Agreement shall terminate on the fifth Business Day that is not a Payment Date after delivery of written notice from the Trustee, HLSS, or the Depositor to all of the other Parties and OLS stating that the Party is terminating this Agreement; provided, however, that such notice shall not be delivered before April 16, 2015 (and any such notice that is delivered before April 16, 2015 shall be deemed delivered on April 16, 2015).

(b)    Upon termination of this Agreement:

(i)    the Trustee shall, within 30 days, cease to withhold from distribution and shall disburse all funds withheld under Section 3(a) in any manner permitted under Section 3(c) hereof, as elected by the Trustee in its sole discretion, provided, however, that the Trustee may retain and continue to withhold such amount as the Trustee determines, in its sole discretion, is necessary to pay or reimburse the Trustee for the payment of Trustee Incremental Expenses.

(ii)    all provisions of this Agreement other than Sections 2 and 3(a) shall survive any such termination.

6.    Representations and Warranties. Each Party represents and warrants to the other Parties that: (a) it has duly authorized, executed and delivered this Agreement, and (b) assuming the due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes its legal, valid and binding obligation.

7. Governing Law and Jury Trial Waiver.

THIS AGREEMENT, AND ANY DISPUTES ARISING OUT OF OR RELATING TO IT, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY SUCH DISPUTES.

8. Notices.

All demands, notices, instructions, directions and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) personally delivered at, or (ii) mailed by certified mail, return receipt requested, and sent by email.

(a)    in the case of HLSS or the Depositor, to:

2002 Summit Blvd., Sixth Floor
Atlanta, GA 30319
Attention: General Counsel

with a copy to:

1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
Attention: Corporate Secretary

with a copy by email to:

Jonathan D. Polkes (jonathan.polkes@weil.com)
Weil, Gotshal & Manges LLP

(b)    in the case of the Trustee, to:

Ronaldo R. Reyes (ronaldo.r.reyes@db.com)
Vice President
Deutsche Bank National Trust Company
Issuer Services/Institutional Cash & Securities Services
Global Transaction Banking
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Attention: HSART Trust

with a copy by email to:

John M. Rosenthal (jrosenthal@morganlewis.com)
John C. Goodchild, III (jgoodchild@morganlewis.com)
Morgan, Lewis & Bockius LLP

(c)    in the case of OLS, to:

Timothy Hayes (timothy.hayes@ocwen.com)
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
Attention: Corporate Secretary

with a copy by email to:

Jonathan Rosenberg (jrosenberg@omm.com)
O’Melveny & Myers LLP

9. No Third Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

10. Assignment.

This Agreement and the rights and obligations hereunder of Parties hereto may not be assigned except with the prior written consent of the other Parties hereto, provided, however, that the Trustee may, without such consent, assign this Agreement to a successor Trustee or a co-Trustee duly appointed in accordance with the terms and conditions of the Indenture. This Agreement shall be binding upon and inure to the benefit of each Party's respective successors and permitted assigns.

11. Amendments.

This Agreement may be amended from time to time by the Parties by a written instrument signed by each of them, and with the written consent of OLS to any amendment that modifies its notice rights in Sections 3(c)(iii), 5(a) and 8 (which consent shall not be unreasonably withheld).

12. Counterparts.

This Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Counterparts may be provided by facsimile or electronic transmission, and such facsimile or electronically-transmitted signature shall be deemed original.

13. Merger and Integration.

Except as specifically stated otherwise herein, and subject to the terms of the Indenture, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

14. Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the first date written above.
HLSS HOLDINGS, LLC,

By:
Name:
Title:

HLSS SERVICER ADVANCE FACILITY TRANSFEROR, LLC,

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, AS TRUSTEE,

By:
Name:
Title:
By:
Name:
Title: